SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) February 5, 1999
                                                         ----------------


                                 B&G Foods, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                   333-39813                    13-3916496
     ----------------            ----------------              --------------
      (State or Other            (Commission File               (IRS Employer
      Jurisdiction of                 Number)                  Identification
       Incorporation                                                No.)




        426 Eagle Rock Avenue, Roseland, New Jersey               07068
        -------------------------------------------            ----------
         (Address of Principal Executive Offices)              (Zip Code)


        Registrant's telephone number, including area code (973) 228-2500
                                                           --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         B&G Foods, Inc. is filing this Report on Form 8-K/A to amend and restate the information filed as part of the Report on Form 8-K/A filed on April 21, 1999.

Item 2.  Acquisition  or   Disposition   of   Assets   (Dollars  in  Thousands)
         ----------------------------------------------------------------------

         B&G Foods, Inc. (the "Company") is filing this Form 8-K/A to file certain financial statements and pro forma financial information relating to (i) the acquisition by Roseland Distribution Company, a wholly-owned subsidiary of the Company, of the business, assets and operations of International Home Foods, Inc. relating to the Polaner brand, the Maxams brand, the Eagle Rock Farms brand and assorted products, including associated private label products (the "Polaner Brands Acquisition"); and (ii) the acquisition by Heritage Acquisition Corp., a wholly-owned subsidiary of the Company, of the assets of certain brands from The Pillsbury Company, a Delaware corporation, Indivined B.V., a company incorporated under the laws of the Netherland, and IC Acquisition Company, a Delaware corporation and an indirect wholly owned subsidiary of Pillsbury, including Underwood meat spreads, B&M baked beans, Ac'cent flavor enhancer, Sa-son Ac'cent flavor enhancer, Las Palmas Mexican sauces and food products and Joan of Arc dry bean products businesses (the "Heritage Brands Acquisition").

         The purchase price for the Polaner Brands Acquisition was approximately $30,500,000 cash, including transaction costs. Financing for this acquisition and certain related transaction fees and expenses was provided by borrowings from the Company's Credit Facility.

         The purchase price for the Heritage Brands Acquisition was approximately $195,374,000 including transaction costs. In connection with this transaction, the Company entered into a $280,000,000 senior secured credit facility comprised of a $60,000,000 five-year revolving credit facility, a $70,000,000 five-year term loan facility ("Term Loan A") and a $150,000,000 seven-year term loan facility ("Term Loan B" and collectively with Term Loan A, the "Term Loan Facilities"). The proceeds of the Term Loan Facilities, together with an additional $35,000,000 of equity from Bruckman, Rosser, Sherrill and Co., L.P. ("BRS"), were used to fund the Heritage Acquisition and refinance borrowings under the Company's Credit Facility which had been used for the Polaner Brands Acquisition and the earlier acquisition of Maple Grove Farms on July 17, 1998.


         The closing of the Polaner Brands Acquisition occurred on February 5, 1999 and the closing of the Heritage Brands Acquisition occurred on March 15, 1999. The Company filed an 8-K reporting the Polaner Brands Acquisition on February 19, 1999 and filed an 8-K reporting the Heritage Brands Acquisition on April 1, 1999. As stated in each of the foregoing 8-Ks, the Company undertook to file within the period required by the Securities Exchange Act of 1934, as amended, the financial statements and pro forma financial statements of each of the businesses so acquired. The Company filed such financial statements and pro forma information as part of a Form 8-K/A filed on April 21, 1999 and is filing this report to amend and restate in its entirety the report filed on April 21, 1999.


Item 7   Financial  Statements,  Pro Forma  Financial  Statements  and  Exhibits
         -----------------------------------------------------------------------

   (a)   Financial Statements

         1. Combined Statements of Assets Expected to be Sold of the Pillsbury Brands Business as of December 31, 1998 (unaudited) and September 30, 1998 and 1997, and Combined Statements of Direct Revenues and Direct Expenses for the three-month periods ended December 31, 1998 and 1997 (unaudited), and years ended September 30, 1998, 1997 and 1996.

         2. Combined Statements of the Net Assets Acquired of the Polaner Brands Business as of December 31, 1998 and 1997, and Combined Statements of Direct Revenues and Direct Expenses for the years ended December 31, 1998, 1997 and 1996.

(b)      Pro Forma Financial Information

         1. Pro Forma Combined Balance Sheet (Unaudited) as of January 2, 1999, and Pro Forma Combined Statement of Operations (Unaudited) for the year ended January 2, 1999.

(c)      Exhibits None

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   B&G FOODS, INC.


Date: April 22, 1999               By: /s/ Robert C. Cantwell
                                       --------------------------------------
                                        Name:  Robert C. Cantwell
                                        Title: Executive Vice President
                                               of Finance and Chief Financial
                                               Officer

                                 EXHIBITS INDEX


Exhibit
Number                    Description
-------                   -----------


   (c)   Exhibits none

                          Independent Auditors' Report


The Board of Directors
The Pillsbury Company:



We have audited the accompanying combined statements of assets expected to be sold as of September 30, 1998 and 1997, and the related combined statements of direct revenues and direct expenses for each of the years in the three-year period ended September 30, 1998 of B&M Baked Beans, Underwood Meat Spreads, Ac'cent and Sason Flavor Enhancers, Joan of Arc Canned Beans, and Las Palmas Ethnic Mexican Food (collectively, the "Pillsbury Brands Business"). These combined financial statements are the responsibility of The Pillsbury Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets expected to be sold and the direct revenues and direct expenses of the Pillsbury Brands Business pursuant to the Asset and Stock Purchase Agreement (the "Agreement") between The Pillsbury Company, Indivined B.V., IC Acquisition Company (the "Sellers" and "Pillsbury"), and Heritage Acquisition Company (the "Buyer") as described in note 1, and are not intended to be a complete presentation of the Pillsbury Brands Business' financial position, results of operations, or cash flows.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined assets expected to be sold of the Pillsbury Brands Business as of September 30, 1998 and 1997, and the Pillsbury Brands Business' combined direct revenues and direct expenses for the three-years ended September 30, 1998, pursuant to the purchase agreement referred to in note 1, in conformity with generally accepted accounting principles.


                                  KPMG Peat Marwick LLP



Minneapolis, Minnesota
February 9, 1999

                          THE PILLSBURY BRANDS BUSINESS

                (Certain Product Lines of the Pillsbury Company)

                Combined Statements of Assets Expected to be Sold

                           September 30, 1998 and 1997

                             (Dollars in Thousands)



                                                                 Dec. 31,       Sept. 30,       Sept. 30,
                         Assets                                    1998            1998           1997
                         ------                                -------------   ------------    -----------
                                                                (unaudited)

Inventories                                               $           19,599         17,764         19,301
Property, plant, and equipment (net)                                  10,720         10,584         10,715
                                                               -------------   ------------    -----------

Total assets expected to be sold                          $           30,319         28,348         30,016
                                                               =============   ============    ============


See accompanying notes to combined financial statements.



                          THE PILLSBURY BRANDS BUSINESS

                (Certain Product Lines of the Pillsbury Company)

           Combined Statements of Direct Revenues and Direct Expenses

                  Years Ended September 30, 1998, 1997 and 1996

                             (Dollars in Thousands)




                                                                                           Year Ended     Year ended     Year ended
                                                     3 Months ended     3 Months ended      Sept. 30       Sept. 30       Sept. 30
                                                     Dec. 31, 1998      Dec. 31, 1997         1998           1997           1996
                                                   -----------------   ----------------   ------------   -------------  -----------
                                                      (unaudited)        (unaudited)

Direct revenue, net                                     $ 30,333             31,668          135,568        144,635        153,266

Cost of products sold:
  Product costs                                           13,401             13,802           59,088         64,595          65,886
  Distribution costs                                       2,043              2,242            9,164         10,913          11,962
                                                    ----------------   ---------------    ------------   -------------  ------------

    Total costs of products sold                          15,444             16,044            8,252         75,508          77,848

    Gross margin                                          14,889             15,624           67,316         69,127          75,418

Direct marketing:
  Advertising and consumer promotions                      1,187                831            5,079          6,578          10,976
  Trade promotions                                         3,042              4,305           18,985         17,883          20,570
                                                    ----------------   ---------------    -------------   ------------  -----------

    Total direct marketing expenses                         4,229              5,136          24,064         24,461          31,546

Direct selling, administrative, and other                   1,951              1,991           8,726          8,644           8,939
                                                    ----------------   ---------------    ------------   ------------   ------------

    Excess of direct revenue over direct expenses         $ 8,709              8,497          34,526         36,022          34,933
                                                    ================   ================   ============   ============   ============


See accompanying notes to combined financial statements.


                          THE PILLSBURY BRANDS BUSINESS

                (Certain Product Lines of the Pillsbury Company)

                     Notes to Combined Financial Statements

                           September 30, 1998 and 1997

                             (Dollars in Thousands)


                                                                    (Continued)
(1)      Basis of Presentation

         On January 28, 1999, Heritage Acquisition Company (the "Buyer") entered into an Asset and Stock Purchase Agreement (the "Agreement") with The Pillsbury Company, Indivined B.V., and IC Acquisition Company ( the "Sellers" and "Pillsbury"). The agreement provides for the sale of certain assets and assumption of certain liabilities of Pillsbury, pertaining to six of its product lines: B&M Baked Beans ("B&M"),
         Underwood Meat Spreads ("Underwood"), Ac'cent and Sason Flavor Enhancers (collectively, "Ac'cent"), Joan of Arc Canned Beans ("Joan of Arc"), and Las Palmas Ethnic Mexican Food ("Las Palmas"), collectively known as the "Pillsbury Brands Business." The Pillsbury Brands Business was operated as parts of the Pillsbury North America Division, Food Service Division, and the International Division of Pillsbury. Approximately 81% of the Pillsbury Brands Business sales for the year ended September 30, 1998 are to retailers, with the remaining 10% and 9% of sales to foodservice and international customers, respectively. The accompanying statements present the combined assets expected to be sold as of September 30, 1998 and 1997 and direct revenue, cost of products sold, direct marketing expenses, and direct selling, administrative, and other expenses for the years ended September 30, 1998, 1997, and 1996 for the Pillsbury Brands Business. The sale is expected to be consummated in February 1999.

         Pillsbury does not account for the Pillsbury Brands Business as a separate entity. Accordingly, the information included in the accompanying combined financial statements has been obtained from Pillsbury's consolidated financial records. The combined statements of assets expected to be sold and direct revenue and direct expenses include allocations as discussed in note 2. Pillsbury's management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred by the Pillsbury Brands Business on a stand-alone basis, since certain other selling, administrative, and other expenses are provided to the Pillsbury Brands Business that are not included in the accompanying statements as discussed in note 2. Tax expense has not been included in the combined statements of direct revenue and direct expenses, as this expense is not specifically identifiable to the Pillsbury Brands Business.

         The combined statements of direct revenues and direct expenses include allocations of certain plant costs, as discussed in note 2. Pillsbury's management believes these allocations are reasonable; however, these allocated costs may not be indicative of costs that would have been incurred by the Pillsbury Brands Business on a stand-alone basis, since these allocated costs are based on the structure of certain plant operations and related activities, as managed and operated by Pillsbury.

         Total costs of products sold include $9,853, $7,254, and $7,697 in allocated fixed overhead costs for the years ended September 30, 1998, 1997, and 1996, respectively. Direct selling, administrative, and other expenses include $5,840, $5,394, and $5,025 of allocated costs for the years ended September 30, 1998, 1997, and 1996, respectively.

         In addition, manufacturing and distribution of Underwood and Ac'cent are conducted where other Pillsbury manufacturing and distribution operations, not included in the Pillsbury Brands Business, are present. At this shared site, only the assets of Underwood and Ac'cent (inventories, machinery, and equipment acquired) are included in the combined statements of assets expected to be sold.

                          THE PILLSBURY BRANDS BUSINESS

                (Certain Product Lines of the Pillsbury Company)

                     Notes to Combined Financial Statements

                           September 30, 1998 and 1997

                             (Dollars in Thousands)



         Under the Company's centralized cash management system, cash requirements of the Pillsbury Brands Business are generally provided directly by Pillsbury, and cash generated by the Pillsbury Brands
         Business is generally remitted directly to Pillsbury. Transaction systems (e.g., payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions are provided by centralized company organizations outside the defined scope of the Pillsbury Brands Business. Most of the corporate systems are not designed to track assets/liabilities and receipt/payments on a product specific basis. Given these constraints, and the fact that only certain assets of the Pillsbury Brands Business are expected to be sold, statements of financial position and cash flows could not be prepared.

(2)      Summary of Significant Accounting Policies

         Revenue Recognition

                  Revenue from the sale of products is recognized at the time the products are shipped. Direct revenue represents gross sales less discounts, unsaleables, and other deductions.

         Use of Estimates

                  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. Also as discussed in note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Pillsbury Brands Business had been operated as a separate entity, or the future results of the Pillsbury Brands Business.

         Inventories

                  Finished goods inventories are directly attributable to the Pillsbury Brands Business. Raw materials related to the Underwood, Ac'cent, and Joan of Arc product lines have been allocated to the Pillsbury Brands Business on the basis of usage during the preceding year. Inventories are priced at the lower of cost, determined by the first-in, first-out method, or market. Certain distribution costs have been included in finished goods based on the preceding year actual distribution percentage of production.

         Property, Plant, and Equipment

                  Property, plant, and equipment is stated at historical cost, net of accumulated depreciation directly related to the fixed assets. Alterations and major overhauls which extend the lives or increase the capacity of the assets are capitalized. Ordinary repairs and maintenance are charged to operating costs. Depreciation is computed using the straight-line method over the estimated useful lives within the following range:

                       Buildings                            25-40 years
                       Machinery and equipment               7-10 years
                       Furniture and fixtures                 5-7 years
                       Vehicles                               3-5 years

                          THE PILLSBURY BRANDS BUSINESS

                (Certain Product Lines of the Pillsbury Company)

                     Notes to Combined Financial Statements

                           September 30, 1998 and 1997

                             (Dollars in Thousands)



         Cost of Products  Sold

                  Cost of products sold includes direct costs of materials, labor, and overhead. Overhead allocations are based on estimated time spent by employees, relative use of facilities, and other related costs.

                  Certain other corporate overhead functions are provided to the Pillsbury Brands Business by Pillsbury and are not directly attributable or specifically identifiable to the Pillsbury Brands Business and, therefore, have been excluded from product costs in the accompanying statements. These expenses primarily include Pillsbury's corporate related expenses such as engineering and safety, and corporate production expenses.

         Direct Marketing

                  Direct marketing represents specifically identified promotional, advertising, and other marketing expenses. Also included in direct marketing is trade promotion expense, which represents promotional incentives offered to retailers.

         Direct Selling, Administrative, and Other

                  Direct selling, administrative, and other direct expenses are specifically identifiable, and others are allocated to the Pillsbury Brands Business based on an estimate of sales of the Pillsbury Brands Business compared to the total sales of the Pillsbury division in which the product is included. Such allocated expenses represent those charges that are attributable to the Pillsbury Brands Business, and include Pillsbury's related expenses such as human resources, finance, market research, selling, and other general and administrative expenses. Certain other selling, administrative, and other expenses that are provided to the Pillsbury Brands Business by Pillsbury are not directly attributable or specifically identifiable to the Pillsbury Brands Business and, therefore, have been excluded from direct selling, administrative, and other expense in the accompanying statements. These expenses primarily include Pillsbury's corporate related expenses such as executive compensation, central management systems, and strategy, and general corporate expenses.

(3)      Inventories

         Inventories consist of the following:
                                                   1998            1997
                                                ----------      ---------

                 Raw materials                  $    2,963          3,484
                 Finished goods                     14,801         15,817
                                                ----------      ---------

                                                 $  17,764         19,301
                                                ==========    ===========

                          THE PILLSBURY BRANDS BUSINESS

                (Certain Product Lines of the Pillsbury Company)

                     Notes to Combined Financial Statements

                           September 30, 1998 and 1997

                             (Dollars in Thousands)



         Raw materials include $887 and $899 of spare parts at September 30, 1998 and 1997, respectively. Raw materials which have been allocated based on usage during the preceding year for the Underwood, Ac'cent, and Joan of Arc product lines are $1,705 and $2,210 at September 30, 1998 and 1997, respectively.

         Finished goods include $707 and $1,138 of allocated distribution costs at September 30, 1998 and 1997, respectively.

(4)      Property, Plant, and Equipment

         The components of property, plant, and equipment are as follows:

                                                      1998         1997
                                                   -----------  ------------

             Land and building                   $    5,061         4,495
             Machinery and equipment                  8,503         8,197
             Vehicles                                     5             5
             Furniture and fixtures                      77            77
             CIP                                        663           520
                                                   -----------  ------------

                                                     14,309        13,294

             Less accumulated depreciation           (3,725)       (2,579)
                                                   -----------  ------------

                       Net fixed assets          $   10,584        10,715
                                                   ===========  ============

(5)      Commitments and Contingencies

         From time to time, the Pillsbury Brands Business may be subjected to certain lawsuits and claims, and other actions arising in the normal course of business. Such lawsuits and claims, as defined in the Agreement, are the responsibility of Pillsbury.

         Joan of Arc and Las Palmas are manufactured by third parties, and in each instance, Heritage Acquisition Company will assume Pillsbury's co-packing agreements with these third parties, with varying terms.

                          Independent Auditors' Report


The Board of Directors
B&G Foods, Inc.:


We have audited the accompanying combined statements of net assets acquired as of December 31, 1998 and 1997, and the related combined statements of direct revenues and direct expenses for each of the years in the three-year period ended December 31, 1998 of Polaner and related brands (collectively, the Polaner Brands Business). These combined financial statements are the responsibility of B&G Foods, Inc.'s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the net assets acquired and the direct revenues and direct expenses of the Polaner Brands Business pursuant to the Asset Purchase Agreement (the Agreement) between Roseland Distribution Company (a subsidiary of B&G Foods, Inc.) and International Home Foods, Inc. and M. Polaner, Inc. as described in note 1, and are not intended to be a complete presentation of the Polaner Brands Business' financial position, results of operations, or cash flows.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined net assets acquired of the Polaner Brands Business as of December 31, 1998 and 1997, and the Polaner Brands Business' combined direct revenues and direct expenses for each of the years in the three-year period ended December 31, 1998, pursuant to the Agreement, in conformity with generally accepted accounting principles.



                                    KPMG LLP

Short Hills, New Jersey
April 16, 1999

                          THE PILLSBURY BRANDS BUSINESS
          (Certain Product Lines of the International Home Foods, Inc.)

                   Combined Statements of Net Assets Acquired

                           September 30, 1998 and 1997

                             (Dollars in Thousands)





                   Assets                              1998            1997
                                                    ----------      -----------

Inventories                                    $       10,626          10,807
Machinery and equipment (net)                           4,633           4,992
Coupon liability                                          (33)         (1,202)
                                                    -----------     -----------

                                               $       15,226          14,597
                                                    ===========     ===========


See accompanying notes to combined financial statements.

                          THE PILLSBURY BRANDS BUSINESS
          (Certain Product Lines of the International Home Foods, Inc.)

           Combined Statements of Direct Revenues and Direct Expenses

                  Years ended December 31, 1998, 1997 and 1996

                             (Dollars in Thousands)






                                                              1998                 1997             1996
                                                           ------------         ----------      -----------

Direct revenue, net                                       $      50,162             60,839           69,672
Cost of goods sold                                               31,121             38,212           41,873
                                                           ------------         ----------      -----------

         Gross profit                                            19,041             22,627           27,799


Direct sales, marketing and distribution expenses                15,700             21,692           27,203
Direct general and administrative expenses                          911              1,018            1,427
                                                           ------------         ----------      -----------

         Excess (deficiency) of direct revenue
           over (under) direct expenses                    $      2,430                (83)            (831)
                                                           ============         ===========     ============


See accompanying notes to combined financial statements.


                           THE POLANER BRANDS BUSINESS
            (Certain Product Lines of International Home Foods, Inc.)

                     Notes to Combined Financial Statements
                           December 31, 1998 and 1997
                             (Dollars in Thousands)



(1)      Basis of Presentation

         On January 12, 1999, Roseland Distribution Company, a subsidiary of B&G Foods, Inc. (the Buyer, or B&G) entered into an Asset Purchase Agreement (the Agreement) with International Home Foods, Inc. (IHF) and its subsidiary M. Polaner, Inc. (collectively, the Seller). The Agreement provides for the sale of certain assets and assumption of the coupon liability of the Seller, pertaining to certain product lines: the Polaner brand, the Maxams brand, the Eagle Rock Farms brand, and all associated products (collectively, the Polaner Brands Business). The Polaner Brands Business was operated as part of IHF. The accompanying financial statements present the combined net assets acquired as of December 31, 1998 and 1997 and the direct revenue and direct expenses for the years ended December 31, 1998, 1997, and 1996 for the Polaner Brands Business.
         The acquisition was consummated on February 5, 1999.

         The Seller does not account for the Polaner Brands Business as a separate entity. Accordingly, the information included in the accompanying combined financial statements has been obtained from the Seller's consolidated financial records. The combined statements of net assets acquired and direct revenue and direct expenses include allocations as discussed in note 2. These allocated expenses are not necessarily indicative of costs that would have been incurred by the Polaner Brands Business on a stand-alone basis. Tax expense (benefit) has not been included in the combined statements of direct revenue and direct expenses, as this expense (benefit) is not specifically identifiable to the Polaner Brands Business.

         As further described in note 2, direct sales, marketing and distribution expenses include $1,106, $1,329 and $1,895 in allocated costs for the years ended December 31, 1998, 1997, and 1996, respectively. Direct general and administrative expenses include $911, $1,018, and $1,427 of allocated costs for the years ended December 31, 1998, 1997, and 1996, respectively.

         Under the Seller's centralized cash management system, cash requirements of the Polaner Brands Business are generally provided by IHF, and cash generated by the Polaner Brands Business is generally remitted to IHF. Transaction systems (e.g., payroll, employee benefits, accounts receivable, accounts payable) used to record and account for cash transactions are provided by service support organizations of the Seller outside the defined scope of the Polaner Brands Business. Most of the corporate systems are not designed to track assets/liabilities and receipt/payments on a product specific basis. Given these constraints, and the fact that only certain assets of the Polaner Brands Business were sold, combined statements of financial position and cash flows could not be prepared.

         During 1998, 1997 and 1996, B&G had two copacking contracts with IHF pursuant to which B&G manufactured for IHF the Polaner lines of fruit spreads, preserves and wet spices. In addition, B&G had a third contract with IHF under which it distributed the Polaner lines of

                           THE POLANER BRANDS BUSINESS
            (Certain Product Lines of International Home Foods, Inc.)

                     Notes to Combined Financial Statements
                           December 31, 1998 and 1997
                             (Dollars in Thousands)



         fruit spreads, preserves and wet spices in the New York metropolitan area. These contracts were terminated upon the consummation of the Agreement on February 5, 1999.

(2)      Summary of Significant Accounting Policies

         (a)      Revenue Recognition

         Revenue from the sale of products is recognized at the time the products are shipped. Direct revenue represents gross sales less discounts, and other deductions.

         (b)      Use of Estimates

         The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying disclosures. Actual results could differ from these estimates. Also as discussed in note 1, these combined financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Polaner Brands Business had been operated as a separate entity, or the future results of the Polaner Brands Business.

         (c)      Inventories

         Raw materials and finished goods inventories are directly attributable to the Polaner Brands Business. Inventories are priced at the lower of cost, determined by the first-in, first-out method, or market.

         (d)      Machinery  and Equipment

         Machinery and equipment is stated at historical cost, net of accumulated depreciation of $1,692 and $1,336 at December 31, 1998 and 1997, respectively. Alterations and major overhauls which extend the lives or increase the capacity of the assets are capitalized. Ordinary repairs and maintenance are charged to operating costs. Depreciation is computed using the straight-line method over 15 years, the estimated useful life of the assets.

         (e)      Direct Sales, Marketing and Distribution Expenses

         Direct sales, marketing and distribution expenses represent specifically identified consumer and trade promotional expenses, advertising expenses, broker commissions and delivery and distribution expenses. Also included in direct sales, marketing and distribution expenses is allocations of selling and distribution costs such as field sales force and

                           THE POLANER BRANDS BUSINESS
            (Certain Product Lines of International Home Foods, Inc.)

                     Notes to Combined Financial Statements
                           December 31, 1998 and 1997
                             (Dollars in Thousands)



         warehousing based on relative sales of the Polaner Brands Business. Such allocated expenses represent those charges that are attributable to the Polaner Brands Business.

         (f)      Direct General and Administrative Expenses

         Direct general and administrative expenses are allocated to the Polaner Brands Business based on the relative sales of the Polaner Brands Business. Such allocated expenses represent those charges that are attributable to the Polaner Brands Business, and include expenses such as human resources, finance, legal, insurance and other general and administrative expenses. Certain other general and administrative expenses that are not directly attributable or specifically identifiable to the Polaner Brands Business such as general corporate expenses have been excluded from direct general and administrative expenses.

(3)      Inventories

         Inventories consist of the following at December 31:


                                              1998                  1997
                                       -------------------   -------------------

              Raw materials            $      7,318                 5,352
              Finished goods                  3,308                 5,455
                                       -------------------   -------------------

                                       $     10,626                10,807
                                       ===================   ===================


(4)      Commitments and Contingencies

         From time to time, the Polaner Brands Business may be subjected to certain lawsuits and claims, and other actions arising in the normal course of business. As defined in the Agreement, all liabilities arising out of, based upon, or resulting from any actions, suits, claims or proceedings, pending or threatened, based upon any transactions or occurrences or acts or omissions of the Seller or the Polaner Brands Business on or prior to the closing date of the acquisition, are the responsibility of the Seller.

(b.)     Pro forma Financial Information (Dollars in Thousands)

The following presents certain unaudited pro forma combined financial information of B&G Foods, Inc. and subsidiaries (the "Company" or "B&G") as of and for the year ended January 2, 1999. The unaudited pro forma combined statement of operations data give effect to (i) the acquisition of certain assets of the Polaner Brand and related brands (collectively, "Polaner," or the "Polaner Acquisition") which was consummated on February 5, 1999, (ii) the acquisition of the assets and stock of the Heritage Portfolio of Brands ("Heritage," or the "Heritage Acquisition"), which occurred on March 15, 1999, and (iii) the related financings.

The pro forma combined operations data was prepared as if the Polaner Acquisition and the Heritage Acquisition took place on January 1, 1998, and the pro forma combined balance sheet data was prepared as if the acquisitions took place on January 2, 1999. The financial statements give pro forma effect to (i) borrowings and equity used to fund the acquisitions, and (ii) preliminary allocation of the purchase price based upon the fair value of the assets and liabilities acquired.

Since B&G also consummated the acquisition of Maple Grove on July 17, 1998, the "B&G, As Adjusted" amounts included in the unaudited pro forma combined operations data also reflects the acquisition of Maple Grove as if it took place on January 1, 1998. Additional information on the Maple Grove Acquisition, including pro forma information, is included in B&G's Form 8-K/A filed October 2, 1998.

On February 5, 1999, the Company acquired the assets of Polaner from International Home Foods, Inc. ("IHF") for approximately $30,500 in cash, including transaction costs. Financing for this acquisition and certain related transaction fees and expenses was provided by borrowings from the Company's Credit Facility.

On March 15, 1999, the Company acquired the assets and stock of Heritage for $195,374 including transaction costs, from The Pillsbury Company. In connection with this transaction, the Company entered into a $280,000 senior secured credit facility comprised of a $60,000 five-year revolving credit facility, a $70,000 five-year term loan facility ("Term Loan A") and a $150,000 seven-year term loan facility ("Term Loan B" and collectively with Term Loan A, the "Term Loan Facilities"). The proceeds of the Term Loan Facilities, together with an additional $35,000 of equity from Bruckman, Rosser, Sherrill and Co., L.P. ("BRS"), were used to fund the Heritage Acquisition and refinance borrowings under the Company's Credit Facility.

The unaudited pro forma combined financial information set forth below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma combined financial information does not purport to represent the Company's results of operations or financial position that would have resulted had the transactions to which pro forma effect is given been consummated as of the date or for the period indicated. The Polaner Acquisition and the Heritage Acquisition have been accounted for herein by the purchase method of accounting. The pro forma information reflects preliminary estimates of the allocation of the purchase price for the Polaner Acquisition and the Heritage Acquisition which may be adjusted based upon a valuation study to be conducted. Management does not expect such adjustments to be material.

The unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the historical financial statements of the Company, Polaner and Heritage and with other information pertaining to the Company in its Prospectus dated February 6, 1998.

                                 B&G Foods, Inc.
                   Unaudited Pro Forma Combined Balance Sheet
                                 January 2, 1999
                             (Dollars in Thousands)




                                                                           Historical
                                ------------------------------------------------------------------------------------------
                                                                                                              Pro Forma
                                       B&G               Polaner             Heritage          Pro Forma      Consolidated
                                January 2, 1999(1) December 31, 1998(2) December 31, 1998(3)  Adjustments  January 2, 1999
                                ---------------    -----------------    -----------------     -----------  ---------------

Assets


Cash and cash equivalents                   $ 599                  $ -                 $ -         $ -               $ 599
Trade accounts receivable, net             15,656                    -                   -           -              15,656
Inventories                                39,764               10,626              19,599         479 (4)          70,468
Prepaid expenses and other current assets   1,646                    -                   -           -               1,646
Deferred income taxes                       2,938                    -                   -           -               2,938
                                          -------               ------              ------      -------            -------

    Total current assets                   60,603               10,626              19,599         479              91,307



                                                                            Historical
                                -------------------------------------------------------------------------------------------
                                                                                                              Pro Forma
                                       B&G               Polaner             Heritage         Pro Forma      Consolidated
                                January 2, 1999(1) December 31, 1998(2) December 31, 1998(3)  Adjustments   January 2, 1999
                                ---------------    -----------------    -----------------     ------------  ---------------

Assets


Cash and cash equivalents                   $ 599                  $ -                 $ -         $ -               $ 599
Trade accounts receivable, net             15,656                    -                   -           -              15,656
Inventories                                39,764               10,626              19,599         479 (4)          70,468
Prepaid expenses and other current assets   1,646                    -                   -           -               1,646
Deferred income taxes                       2,938                    -                   -           -               2,938
                                        ---------             ---------           ---------   ---------           --------

    Total current assets                   60,603               10,626              19,599         479              91,307

                                           26,486                4,633              10,720           -              41,839
                                          119,542                    -                   -     194,556 (4)         314,098
                                            5,242                    -                   -       6,202 (5)          11,444
                                        ---------             ---------           ---------   ---------           --------

    TOTAL ASSETS                        $ 211,873             $ 15,259            $ 30,319   $ 201,237           $ 458,688
                                        =========             ========            ========    =========           =========

Liabilities and Stockholder's Equity


Current installments of long-term debt    $ 1,431                  $ -                 $ -         $ -             $ 1,431
Trade accounts payable                     17,508                    -                   -           -              17,508
Accrued expenses                           10,335                   33                   -           -              10,368
Due to related parties                        705                    -                   -           -                 705
                                        ---------             ---------           ---------   ---------           --------
   Total current liabilities               29,979                   33                   -           -               30,012

                                          143,265                    -                   -     197,076 (6)         340,341
                                           17,809                    -                   -      14,706 (4)          32,515
                                        ---------             ---------           ---------   ---------           --------

    Total liabilities                     191,053                   33                   -     211,782             402,868


Common stock                                    -                    -                   -           -                   -
Additional paid in capital                 21,342                    -                   -      35,000 (7)          56,342
Retained earnings (accumulated deficit)      (522)              15,226              30,319     (45,545)(8)            (522)
                                        ---------             ---------           ---------   ---------           --------

    Total stockholder's equity             20,820               15,226              30,319     (10,545)             55,820
                                        ---------             ---------           ---------   ---------           --------

    TOTAL LIABILITIES AND
      STOCKHOLDER'S EQUITY              $ 211,873             $ 15,259            $ 30,319    $ 201,237           $ 458,688
                                        =========             ========            ========    =========           =========


See accompanying notes to unaudited pro forma combined financial statements.

                                 B&G Foods, Inc.
              Unaudited Pro Forma Combined Statement of Operations
                    For the Fiscal Year Ended January 2, 1999
                             (Dollars in Thousands)





                                 Historical     Maple Grove      B&G,       Historical     Historical     Pro Forma     Pro Forma
                                   B&G (9)     Pro Forma (10)  As Adjusted  Polaner (11)  Heritage (12)  Adjustments   Consolidated
                                 ----------    --------------  -----------  ------------  ------------   -----------   ------------



Statement of Operations:

Net sales                        $179,780         $20,669      $200,449       $50,162     $134,233       $(36,906) (13)   $347,938
Cost of goods sold                108,186          16,005       124,191        31,121       67,652        (45,392) (14)    177,572
                                 --------         -------      --------       -------     --------       ---------        --------

  Gross profit                     71,594           4,664        76,258        19,041       66,581          8,486          170,366
Sales, marketing and
    distribution expenses          49,430           2,686        52,116        15,700       29,161          8,965  (15)    105,942
General and administrative          5,725             767         6,492           911        2,682          5,389  (16)     15,474
    expenses
Management fees                       250             -             250             -            -              -              250
                                 --------         -------      --------       -------     --------       ---------        --------
    Operating income               16,189           1,211        17,400         2,430       34,738         (5,868)          48,700

Other (income) expense:
    Interest expense -
       related parties                 74             -              74             -            -            (74) (17)         -

    Interest expense               13,834             450        14,284             -            -         17,467  (18)     31,751
                                 --------         -------      --------       -------     --------       ---------        --------

    Income before income
       tax expense                  2,281             761         3,042         2,430       34,738        (23,261)          16,949

Income tax expense                  1,431              71         1,502             -            -          6,693  (19)      8,195
                                 --------         -------      --------       -------     --------       ---------        --------
    Net income                   $    850         $   690      $  1,540       $ 2,430     $ 34,738       $(29,954)        $  8,754
                                 ========         =======      ========       =======     ========       =========        ========


(See accompanying notes to unaudited pro forma combined financial statements.)



                                 B&G Foods, Inc.
                          Notes to Unaudited Pro Forma
                   Combined Financial Statements (Continued)
                            (Dollars in Thousands)



Balance Sheet

     The unaudited pro forma combined financial statements have been adjusted for the items set forth below.


1.   Represents the Company's historical balance sheet as of January 2, 1999.

2. Represents the historical combined statement of net assets acquired of the Polaner Brands Business as of December 31, 1998.

3. Represents the historical combined statement of assets expected to be sold of the Heritage Brands Business as of December 31, 1998.

4. The following reflect the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired based upon available information for the Polaner Acquisition and the Heritage Acquisition. These allocations may change based on the results of appraisals and other analyses.

                                                                        Heritage        Polaner            Total

        Purchase price, including transaction costs...............    $   195,374     $   30,500       $   225,874
        Net assets acquired.......................................        (30,319)       (15,226)          (45,545)
                                                                      ------------    -----------      ------------
                 Subtotal                                                 165,055         15,274           180,329
                                                                      ------------    -----------      ------------

        Fair value adjustments:
             Inventory............................................            409             70               479
             Property, plant and equipment (a)....................              -              -                 -
             Other intangible assets (trademarks).................         95,000         12,000           107,000
             Deferred tax liabilities.............................        (14,706)             -           (14,706)
                                                                      ------------    -----------      ------------
                 Subtotal                                                  80,703         12,070            92,773
                                                                      ------------    -----------      ------------

        Excess of cost over fair value of net assets acquired
        (goodwill)................................................    $    84,352     $    3,204       $    87,556
                                                                      ============    ==========       ============

         (a) The estimated write-up to fair value from book value for certain property, plant and equipment will approximate the write down for certain other equipment from book value to a zero value which will be assigned to equipment acquired that will not be utilized in production.

5.       Reflects  deferred  financing  charges  incurred in connection with the
         $280,000  senior secured  credit  facility which will be amortized over
         five and seven years, the respective terms of the related debt.              $    6,202
                                                                                      ==========

                                 B&G Foods, Inc.
                          Notes to Unaudited Pro Forma
                   Combined Financial Statements (Continued)
                            (Dollars in Thousands)



6. Reflects the borrowings to finance the Polaner Acquisition and the Heritage Acquisition as follows:

                                 B&G Foods, Inc.
                          Notes to Unaudited Pro Forma
                   Combined Financial Statements (Continued)
                            (Dollars in Thousands)



         Term Loan A                                                                          $    70,000
         Term Loan B                                                                              150,000
                                                                                               ----------
             Total additional debt                                                                220,000
         Payoff of existing Credit Facility (no deferred
           financing costs are recorded related to this facility)                                 (22,924)
             Total increase in long-term debt                                                 $   197,076

7.       Additional equity contributed by BRS for the Heritage Acquisition.                    $   35,000
                                                                                               ==========

8.       Reflects    the    elimination  of  Polaner  and   Heritage  historical
         stockholders' equity as follows:

         Polaner Acquisition                                                                   $  (15,226)
         Heritage Acquisition                                                                     (30,319)
                                                                                               -----------
                                                                                               $  (45,545)
Statement of Operations

9. Represents B&G's historical results of operations for the fiscal year ended January 2, 1999 which include the results of operations of Maple
         Grove since its acquisition by B&G on July 17, 1998.

10.      Represents pro forma adjustments to reflect the Maple Grove Acquisition
         by  B&G  as  if  it  occurred  on  January 1,  1998.   The  Maple Grove
         Acquisition was  accounted  for using the  purchase method.

                                                            Maple Grove's
                                                          Operating Results
                                                         Jan.1-July 17, 1998        Pro Forma            Maple Grove
                                                             Historical            Adjustments            Pro Forma
                                                         -------------------       -----------           ------------
        Net sales                                            $   20,669                                     20,669

        Cost of goods sold                                       16,005                                     16,005

        Gross profit                                              4,664                                      4,664

        Sales, marketing and distribution expenses                2,686                                      2,686

        General and administrative expenses                         568                   199 (a)              767
                                                             ----------                   ---               ------

             Operating income                                     1,410                  (199)               1,211

        Interest expense - related parties                          118                  (118) (b)              -

        Interest expense                                            450                    -                   450
                                                             ----------                   ---               ------

        Income before income tax expense                            842                   (81)                 761

        Income tax expense                                           71                                         71
                                                             ----------                   ---               ------

             Net income                                      $      771                   (81)                 690
                                                             ==========                   ====              ======

         (a) Adjustment to increase amortization expense of $257 for the excess cost over fair value of net assets acquired (goodwill amortized over 40 years) and other intangible assets

                                 B&G Foods, Inc.
                          Notes to Unaudited Pro Forma
                   Combined Financial Statements (Continued)
                            (Dollars in Thousands)






                 (trademarks   amortized  over  33  years),  and  adjustment  to
                 eliminate the salary of the majority  stockholder and to record
                 the  salary  and  consulting   arrangement  with  the  majority
                 stockholder   pursuant  to  the  Maple  Grove  Stock   Purchase
                 Agreement dated July 2, 1998 (net decrease in expenses of $58).



         (b)     To eliminate interest expense with related party (stockholder).

11.  Represents  the  historical  results of operations  for the Polaner  Brands
     Business for the year ended December 31, 1998.

12.  Represents  the historical  results of operations for the Pillsbury  Brands
     Business for the year ended December 31, 1998.

13.  Adjustment  to  eliminate B&G's sales to IHF for Polaner products under the
     IHF contracts which were terminated upon acquisition.                                      $ (36,906)
                                                                                                =========

14.  Adjustment  to  eliminate  B&G's  cost of sales to IHF for Polaner products
     under the IHF contracts which were terminated upon acquisition                             $ (36,906)

     Reclassification  of Heritage's   distribution  costs  included  in cost of
     sales, to sales,  marketing  and distribution  expenses to conform to B&G's
     presentation                                                                                   (8,965)

     Adjustment to reflect additional cost of goods sold resulting from the
     allocation of the purchase price to inventories                                                   479
                                                                                                -----------
                                                                                                $  (45,392)
                                                                                                ===========

15.  Adjustment to reclassify Heritage's distribution costs included in cost of sales, to sales,  marketing and  distribution expenses to conform to B&G's
     presentation                                                                               $    8,965
                                                                                                ==========

16.  Adjustment to  amortization  expense  for the excess cost  over  fair value
     of net assets  acquired  and other   intangible  assets.   Excess cost over
     fair  value of  net   assets   acquired  (goodwill)  and  other  intangible
     assets  (trademarks)  are  being   amortized   over 40,  and  25-40  years,
     respectively.

     Polaner Acquisition                                                                        $      380
     Heritage Acquisition                                                                            5,009
                                                                                                -----------
                                                                                                $    5,389

17.  Adjustment to eliminate historical interest expense with related parties.                  $      (74)
                                                                                                 ==========


                                 B&G Foods, Inc.
                          Notes to Unaudited Pro Forma
                   Combined Financial Statements (Continued)
                            (Dollars in Thousands)




18. Adjustment to reflect the Company's pro forma interest expense associated with additional borrowings for the acquisitions and amortization of deferred debt issuance costs:

     Historical interest expense (adjusted and added back below)                            $ (14,284)

     Other debt, including capital leases                                                         138
     Commitment fee on the aggregate unused portion of the
          Credit Facility (0.60%)                                                                 360
     $120,000 Senior Subordinates Notes (the Existing Notes) (9.625%)                          11,550

     $70,000 Term Loan A (variable rate assumed at 8.125%)                                      5,688
     $150,000 Term Loan B (variable rate assumed at 8.25%)                                     12,375

                                                                                            ---------
                                                                                               15,827
     Amortization of deferred debt issuance costs.  In connection with the issuance of the Existing Notes ($120 million) and the Term Loan Facilities, the Company incurred approximately $5.9 and $6.2 million, respectively, in deferred debt issuance costs which are being amortized over the life of the Existing Notes (10
     years) and Term Loan Facilities (5 and 7 years)                                            1,640
                                                                                            ---------
                                                                                            $  17,467

     The effects of a  1/8%  increase  or   decrease  in  interest  rates  would
     change interest expense by approximately $275.


19.  Adjustment to income tax expense to reflect the between the expense calculated at the statutory rate (34%) and the amount reflected in the pro forma statements
     is attributable primarily to non-deductible goodwill and state income taxes.           $   6,693
                                                                                            =========




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